UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) - (c) Jeffrey B. Johnson, Vice President, Corporate Controller, Chief Accounting Officer and Assistant Secretary of Tempur-Pedic International Inc. (the “Company”) has informed the Company of his intention to resign from his position with the Company effective May 31, 2006. Mr. Johnson also informed the Company the he has accepted a position as Chief Financial Officer with another company in an unrelated industry. Bhaskar Rao, the Company’s current Vice President of Strategic Planning, will assume the position of Chief Accounting Officer effective upon Mr. Johnson’s departure and will remain as the Vice President of Strategic Planning.

Mr. Rao, age 40, joined the Company in January 2004 as the Director of Financial Planning and Analysis. In October 2005, Mr. Rao was promoted to the position of Vice President of Strategic Planning. From May 2002 to December 2003, Mr. Rao was employed by Ernst & Young LLP. Mr. Rao’s last position at Ernst &Young LLP prior to joining the Company was Senior Manager in the assurance and business advisory group. Mr. Rao was employed by Arthur Anderson from 1994 until May 2002, when the Louisville, Kentucky office was acquired by Ernst & Young LLP. Mr. Rao graduated summa cum laude from Bellarmine University with B.A. degrees in Accounting and Economics.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006

Tempur-Pedic International Inc.

By:	/s/ H. Thomas Bryant
Name:	H. Thomas Bryant
Title:	President and Chief Executive Officer